[ logo of WCI STEEL ]
 [ letterhead of Bret W. Wise, Vice President & CFO ]

                                                  December 19, 1996


James V. Stack
5042 Seahouse Avenue
Naples, FL 33940


Dear Jim:

WCI Steel, Inc. hereby offers to pay to you four equal quarterly payments, commencing February 1, 1997, representing the net present value of amounts owed you under your Net Worth Appreciation Agreement dated September 1, 1988 and as amended on November 15, 1993 and January 5, 1995 (the "Agreement").
The amount of the quarterly payment of $1,166,893.10 has been computed using a discount rate of 7.6% and will be paid on each of the first day of February, May, August, and November 1997, subject to applicable withholding taxes.
By signature below, you agree that the payments described above represent full satisfaction of all amounts due you by the Company, The Renco Group, Inc. and any affiliate thereof pursuant to the Agreement and that the Agreement will terminate upon the final payment on November 1, 1997.

                                                  Sincerely,

                                              /S/ BRET W. WISE
                                              ----------------
                                                  Bret W. Wise
                                                  Vice President, Finance and
                                                  Chief Financial Officer


        Agreed: /S/ JAMES V. STACK
                ------------------
                    James V. Stack


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  WCI Steel, Inc., 1040 Pine Avenue, S.E., Warren, Ohio 44483-6528
  (330) 841-8314 / Fax (330) 84l-8387